UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2008

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)
Registrant’s telephone number, including area code (678) 336-2500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On April 1, 2008, AtheroGenics, Inc. (the “Company”) entered into a Manufacturing and Supply Agreement (the “Agreement”) with ISP Pharma Systems LLC (“ISP”) for the manufacture and supply of the active pharmaceutical ingredient and an intermediate product (the “Product”) of the Company’s product candidate, AGI-1067.  AGI-1067 is an investigational oral drug with anti-inflammatory and antioxidant properties that is being studied to determine its ability to improve glycemic control (blood sugar levels) in patients with diabetes.

The initial term of the Agreement expires on April 1, 2013 and the Agreement is automatically extended for successive two year terms thereafter if neither the Company nor ISP gives notice of non-renewal 180 days prior to the expiration of the initial or renewal term.

Under the terms of the Agreement, ISP has agreed to purchase certain equipment used in the manufacture of the Product from the Company, and to produce initial batches of the Product, if the Company elects to continue development of AGI-1067 after completion of an on-going clinical trial.  The Company has agreed to pay ISP a specified fee for this work. In addition, ISP has agreed to supply, and the Company has agreed to purchase, specified percentages, which change over time, of the worldwide production requirements for the Product.  The Company will pay ISP a specified purchase price, which varies based on annual quantities of the Product supplied.  This purchase price is adjustable based on any changes in Product specifications mandated by the Company, and, following the end of each contract year, based upon certain industry price indices.

               The Agreement also contains certain provisions regarding the rights and responsibilities of the parties with respect to manufacturing specifications, forecasting and ordering, delivery arrangements, payment terms, change orders, intellectual property rights, confidentiality and indemnification, as well as other customary terms and provisions.

The foregoing summary is qualified in its entirety by reference to the Agreement, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Agreement. The omitted material will be included in the request for confidential treatment.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: April 7, 2008	By:	/s/ MARK P. COLONNESE
Mark P. Colonnese Executive Vice President, Commercial Operations and Chief Financial Officer